UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 13, 2017
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York		13203
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 13, 2017, Carrols Restaurant Group, Inc. (the "Company") and certain subsidiaries of the Company (collectively, the "Guarantors") entered into the Fourth Amendment to the Credit Agreement (the "Fourth Amendment") with Wells Fargo Bank, National Association (the “Administrative Agent”), as administrative agent, and the lenders party thereto (the “Lenders”) as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 13, 2017, the Company and the Guarantors entered into the Fourth Amendment. The Fourth Amendment amends the Credit Agreement dated as of May 30, 2012 among the Company, the Guarantors, the Administrative Agent and the Lenders, as amended by the First Amendment to Credit Agreement dated as of December 19, 2014, the Second Amendment to Credit Agreement and First Amendment to Security Agreement dated as of April 29, 2015 and the Third Amendment to Credit Agreement dated as of February 12, 2016 (the “Credit Agreement”). The Fourth Amendment, among other things, increased the aggregate maximum revolving credit borrowings by $18.0 million to a total of $73.0 million.

The foregoing summary is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1
Fourth Amendment to Credit Agreement dated as of January 13, 2017 among Carrols Restaurant Group, Inc., the guarantors named therein, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	January 20, 2017

By:	/s/ Paul R. Flanders
Name:	Paul R. Flanders
Title:	Vice President, Chief Financial Officer and Treasurer